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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended on June 25, 2004) for the registration of 3,500,000 Class A Common Shares and 1,000,000 Class B Common Shares of our report dated March 31, 2004, with respect to the consolidated financial statements and schedule of the American Greetings Corporation included in its Annual Report (Form 10-K) for the year ended February 29, 2004, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Cleveland, Ohio
January 6, 2005